Shandong Quanxin Stainless Steel Co.

Joint Venture Contract

Chapter 1: General Provisions

    “In accordance with the Laws of the People’s Republic of China on Joint Ventures Using Chinese and Foreign Investment (the “Joint Venture Law”) and other relevant Chinese laws and regulations, Shandong Jinpeng Copper Co., Ltd., and Hong Kong Hanbang Investment (hereinafter referred to as the “Parties”), in accordance with the principles of equality and mutual benefit, and through friendly consultations, agree to jointly invest to set up a Chinese Foreign Joint Venture (the “Joint Venture”) in National Hi-Tech Industrial Development Zone of Zibo, Shandong Province of the People’s Republic of China.

Chapter 2: Parties of the Joint Venture

Article 1

     Parties to this Joint Venture Agreement (“Contract”) are as follows:

Shandong Jinpeng Copper Co., Ltd., (hereinafter referred to as Party A), registered in Shandong province, China, and its legal address is at Zouping, Shandong Province, China.

    Legal representative:

Name:

Zhang Ke

Position:

Chairman

Nationality:

Chinese

Hong Kong Hanbang Investment, (hereinafter referred to as Party B), registered in Hong Kong, and its legal address is at Suite #1007-8, Hungshen Buiding, #77 Chonghong Road, Hong Kong.

    Legal representative:

Name:

Steven Chen

Nationality:

Hong Kong, China

Chapter 3: Establishment of the Joint Venture

Article 2

In accordance with the Joint Venture Law and other relevant Chinese laws and regulations, both parties agree to set up one Chinese Foreign Joint Venture limited liability company, the Joint Venture.

Article 3

    The name of the Joint Venture is Shandong Quanxin Stainless Steel Co., Ltd.

Article 4

The registered address of the Joint Venture is East End of Zhongrun Ave., National Hi-Tech Industrial Development Zone.

Article 5

All activities of the Joint Venture shall be governed by the laws, decrees and pertinent rules and regulations of the People's Republic of China.

Article 6

The organizational form of the Joint Venture is a limited liability company. Each party to the Joint Venture is liable to the Joint Venture within the limit of the capital subscribed by it.  The profits, risks and losses of the Joint Venture shall be shared by the parties in proportion to their contributions to the registered capital.

Chapter 4: The Purpose, Scope and Scale of Production and Business

Article 7

The goals of the Parties to the Joint Venture are to continue to improve the product quality, expand production, develop new products, and gain a greater position in world markets by adopting advanced and appropriate technology, scientific management methods, and international marketing efforts.  The goal is to make additional profit by marketing and selling products domestically and internationally.

Article 8

The business scope of the Joint Venture is to produce stainless steel tubes/strips, stainless steel sheets/plates and other stainless steel products.

Article 9

The production capacity of the Joint Venture is expected to reach 60,000 tons of stainless steel products per year after the Joint Venture received the investments from the Parties.

Chapter 5: Total Amount of Investment and the Registered Capital

Article 10

    The total amount of investment of the Joint Venture is $US 29,600,000.

Article 11

The registered capital of the Joint Venture shall be $US 26,600,000, of which:

Party A has $US 13,300,000, accounting for 50%;

Party B has $US 13,300,000, accounting for 50%.

The discrepancy between the Total Investment Amount and the Registered Capital is to be made by Joint Venture obtaining a loan from the third party.

Article 12

Party A will fulfill its investment in the Joint Venture by contributing cash in sum into JV bank account within 6-month of the issuance of business license.

Party B will also fulfill its investment in the Joint Venture by contributing cash in sum into JV bank account within 6-month of the issuance of business license.

Article 13

If a Party receives an acceptable offer for all or a part of its interest in the Joint Venture from a third party, the receiving party is required to obtain the approval of the other party and then submit to the registration authority for its approval.  Furthermore, the other party has the preemptive rights to purchase the whole or partial shares.

Chapter 6: Responsibilities of Each Party to the Joint Venture

Article 14

Party A and Party B shall be respectively responsible for the following matters:

Party A:

1.

Handling of applications for approval, registration, business license and other matters concerning the establishment of the Joint Venture from relevant departments in China;

2.

Processing the application for the right to the use of a site to the authority in charge of the land;

3.

Providing its cash contribution as required under Articles 10, 11 & 12;

4.

Assisting foreign workers and staff in applying for entry visas, work licenses and handling their travel procedures;

5.

Responsible for handling other matters as requested by the Joint Venture.

Party B:

1.

Providing its cash contribution as required under Articles 10, 11 & 12;

2.

Assisting the Joint Venture in recruiting Chinese management personnel, technical personnel, workers and other personnel as needed;

3.

Assisting the Joint Venture in expanding international markets and in all foreign affairs;

4.

Responsible for handling other matters as requested by the Joint Venture.

Chapter 7: Sales

Article 15

The products of the Joint Venture shall sell in both domestic and international market, in which the international market will account for 30% of the total sales.

Article 16

The product logo of the Joint Venture shall be approved by the Board of Directors.

The date of registration of the Joint Venture shall be the date of the establishment of the Board of Directors of the Joint Venture.

Chapter 8: The Board of Directors

Article 17

The Board of Directors is comprised of five directors, of which three shall be appointed by Party A, and two by Party B.  The chairman of the board shall be appointed by Party A, and its vice-chairman by Party B.  The term of office for the directors, chairman and vice-chairman is four years, and their term of office may be renewed if re-appointed by the relevant party.

Article 18

The highest authority of the Joint Venture shall be its Board of Directors.  A 2/3 majority call shall decide all issues concerning the Joint Venture.  Unanimous approval shall be required for the following major issues;

1.

Amendment of the Articles of Association;

2.

Dissolution of the Joint Venture;

3.

Adjustment of the registered capital of the Joint Venture; and

4.

Merger of the Joint Venture with another organization.

At least one director from each party shall attend the directors’ meeting.

Article 19

The Chairman of the Board is the legal representative of the Joint Venture.  Should the chairman be unable to exercise his responsibilities for any reason, he shall authorize the Vice-Chairman or any other director to represent the Joint Venture temporarily.

Article 20

The Board of Directors shall convene at least one meeting every year.  The meeting shall be called and presided over by the Chairman of the Board.  The Chairman may convene an interim meeting based on the approval of 1/3 of Directors.  Minutes of the meetings shall be signed by the Directors who attend the meeting and placed on file.

Chapter 9: Business Management

Article 21

The Parties shall appoint the key Management of the Joint Venture, which shall be responsible for the daily management of the Joint Venture.  The key Management will consist of a General Manager chosen by Party A and two Deputy General Managers chosen by Party B.  The term of office of the General Manager and Deputy General Manager shall be four years, upon the approval of Board of Directors.

Article 22

The responsibility of the General Manager is to implement the decisions of the Board of Directors, and organize and conduct the daily management of the Joint Venture. The Deputy General Manager shall assist the General Manager in his work.

The Management Team contains General Management Department, Human Resources Department, Finance Department, Operation Department and Production Department.  All shall be responsible for the work in their respective departments, handle the matters delegated to them by the General Manager and Deputy General Manager, and shall report to the General Manager.

Article 23

In case of corruption or serious dereliction of duty on the part of the General Manager or a Deputy General Manager, the Board of Directors in conjunction with the appointing Party shall have the power to dismiss either of them at any time without notice or compensation.

Chapter 10: Raw Material & Equipment Purchase

Article 24

The Joint Venture shall purchase the required raw materials, fuels, fittings, transportation vehicles and office supplies from the domestic suppliers if the conditions of merchandise are identical with the foreign suppliers.

Article 25

When the Joint Venture assigns a representative from Party B to purchase the required raw materials and equipments from the markets outside of China, a representative from Party A shall attend the business negotiation meetings as well.

Chapter 11: Labor Management

Article 26

Labor contracts covering the recruitment, employment, dismissal, resignation, wages, labor insurance, welfare, rewards, penalties and other matters concerning the staff and workers of the Joint Venture shall be drawn up between the Joint Venture and the trade union of the Joint Venture as a whole, or the individual employees of the Joint Venture as a whole, or individual employees in accordance with the Regulations of the People's Republic of China on Labor Management in  Joint  Ventures Using Chinese and Foreign Investment and its Implementing Rules. The labor contracts shall, after being signed, be filed with the local labor management department.

Article 27

The Joint Venture shall first consider the domestic candidates for an employment position when the conditions are the same with the foreign candidates.

Article 28

The appointment of the key Management personnel recommended by the parties, their salaries, social insurance, welfare and the standard of traveling expenses etc. shall be determined by the Board of Directors.

Chapter 12: Taxes, Finance and Audit

Article 29

The Joint Venture shall pay taxes in accordance with the provisions of Chinese laws and other applicable regulations.

Article 30

Staff members and workers of the Joint Venture shall pay individual income tax according to the Individual Income Tax Law of the People's Republic of China.

Article 31

Allocations for reserve funds, expansion funds of the Joint Venture, and welfare funds and bonuses for staff and workers shall be set aside in accordance with the provisions of the Joint Venture Law.  The annual proportion of allocations shall be decided by the Board of Directors according to the business situation of the Joint Venture.

Article 32

The fiscal year of the Joint Venture shall be from January 1 to December 31.  All vouchers, receipts, statistical statements and reports shall be written in Chinese.

Article 33

Financial checking and examination of the Joint Venture shall be conducted by a recognized accounting firm approved by the Board of Directors.  If one party requests another accounting firm for audit purpose, it shall obtain the approval of the other party and all the expenses shall be covered by the Joint Venture.

Article 34

Within the first 3-month of the fiscal year, The General Manger shall prepare the balance sheet, income statement and proposal of profit distribution for the previous fiscal year and submit to the Board of Directors for its review and approval.

Chapter 11: Duration of the Joint Venture

Article 35

The duration of the Joint Venture is fifteen years.  The establishment date of the Joint Venture shall be the date on which the business license of the Joint Venture is issued. An application for the extension of the duration of the Joint Venture, as proposed by one Party and unanimously approved by the Board of Directors, shall be submitted to the Ministry of Commerce (or the examination and approval authority entrusted by it) six months prior to the expiry date of the Joint Venture.

Chapter 14: The Disposal of Assets after the Expiration of the Duration

Article 36

Upon the expiration of the Joint Venture, or termination thereof prior to the date of expiration, liquidation shall be carried out according to applicable laws.  The liquidated assets shall be distributed in accordance with the proportion of investment contributed by Party A and Party B.

Chapter 15: Insurance

Article 37

Insurance policies of the Joint Venture on various kinds of risks shall be underwritten with a qualified insurer operating in the People's Republic of China.  Types, value and duration of insurance shall be decided by the Board of Directors.

Chapter 16: Amendment、Alteration and Termination of the Contract

Article 38

Any amendment of this agreement shall come into force only after a written amendment agreement has been signed by Party A and Party B, and approved by the original examination and approval authority.

Article 39

In case of a substantive inability by either Party to fulfill the terms of this agreement, or a decision to not continue operations due to heavy losses as a result of Force Majeure, the Joint Venture shall be terminated before the date of expiration, upon such decision being unanimously agreed upon by the Board of Directors, and approved by the original examination and approval authority.

Article 40

In case of violation by either Party to the terms of this contract and articles and cause the Joint Venture unable to operate or to fulfill its goal, the Joint Venture shall be terminated. The abiding party has the right to claim its loss from the violating party and to submit the JV termination application to the original examination and approval authority.  If the Parties agree to continue this agreement, the violating party shall cover all the financial loss of the abiding party.

Chapter 17: Violation

Article 41

If a Party fails to fulfill its investment requirement as listed in Chapter 5, the violating party shall pay 5% of its total investment amount as the penal sum to the abiding party every delayed month.  If exceeding 3-month period, the violating party shall pay 15% of its total investment amount to the abiding party, which has the right to terminate this contract.  Furthermore, the violating party shall cover all financial loss of the abiding party.

Article 42

In case of violation by either Party to the terms of this contract and articles of association and cause the Joint Venture unable to operate, the violating party shall take the full responsibility.  If both Parties violate this contract or articles of association, the Parties shall undertake their own responsibilities of the loss.

Chapter 18: Inevitable Incidents

Article 43

In case of inevitable incidents or natural disasters, such as earthquake, hurricane, flood, conflagration, war or other unpredictable natural disasters, the affecting party which is unable to fulfill its terms of this contract shall notify the other party by written notice immediately and provide a report including the proof and details of the force majeure provided by the local government and the reason for inability to fulfill its terms of this contract within 15 days of occurrence of inevitable incidents. At that time, the Parties shall decide whether termination or any alternative remedy is necessary to take place for fulfillment of the contracts and the articles of association.

Chapter 19: Applicable Law

Article 44

The formation, validity, interpretation, execution and settlement of disputes in respect to this Contract shall be governed by the relevant laws of the People's Republic of China.

Chapter 20: Settlement of Disputes

Article 45

Any disputes arising from the execution of, or in connection with, the Contract, shall be settled through friendly consultations between both Parties.  In case no settlement can be reached through consultations, the disputes shall be submitted to the International Arbitration Center in Beijing for arbitration in accordance with its rules of procedure.  The arbitral award is final and binding upon both parties.

Article 46

During the arbitration, the Contract shall be observed and enforced by both Parties except for the matters in dispute.

Chapter 21: Language

Article 47

The Contract shall be written in Chinese.

Chapter 22: Effectiveness of the Contract and Miscellaneous

Article 48

The Contract shall come into force commencing from the date of approval by the Ministry of Commerce of the People's Republic of China (or its authorized examination and approval authority).

Article 49

All notices in connection with any party's rights and obligations sent by either Party A or Party B to the other Party shall be in writing and shall only be deemed to have been officially received when delivered at the legal address of Party A or Party B, as listed in this Contract.

Article 50

The Contract is signed in Zibo, Shandong, China by the authorized representatives of the Parties on the 23rd of December, 2002.

Shandong Jinpeng Copper Co., Ltd.                      Hong Kong Hanbang Investment

/s/ Ke Zhang

                    /s/ Steven Chen